UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2010

D.R. HORTON, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street Suite 500, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 390-8200

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.
The description set out under “Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated by reference into this Item 3.03.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the expiration of the Section 382 Rights Agreement, dated as of August 19, 2009, between D.R. Horton, Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Section 382 Rights Agreement”), the Company filed a Certificate of Elimination of Series A Junior Participating Preferred Stock of the Company (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware on August 20, 2010. The filing of the Certificate of Elimination has the effect of eliminating from the Company’s Amended and Restated Certificate of Incorporation, as amended, all matters set forth in the Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of the Company governing the Series A Junior Participating Preferred Stock of the Company, which was filed with the Delaware Secretary of State on August 19, 2009. The Section 382 Rights Agreement, which was submitted to a vote of the Company’s stockholders at the Company’s 2010 Annual Meeting of Stockholders, expired in accordance with its terms on August 19, 2010 because stockholder approval was not obtained.
The foregoing description of the Certificate of Elimination does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Elimination, which was filed with the Secretary of State of the State of Delaware on August 20, 2010, and is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Elimination of Series A Junior Participating Preferred Stock of D.R. Horton, Inc., filed with the Secretary of State of the State of Delaware on August 20, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D.R. HORTON, INC.
/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

Date: August 20, 2010

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Elimination of Series A Junior Participating Preferred Stock of D.R. Horton, Inc., filed with the Secretary of State of the State of Delaware on August 20, 2010.